UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2018

Welbilt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37548	47-4625716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2227 Welbilt Boulevard, New Port Richey, Florida 34655

(Address of principal executive offices, including ZIP code)

(727) 375-7010

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 2, 2018, Welbilt, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Credit Agreement, dated as of March 3, 2016, among the Company, the subsidiary borrowers party thereto, JPMorgan Chase Bank, N.A., as administrative agent and the other lenders and financial institutions party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Pursuant to the Amendment, the maximum consolidated total leverage ratio was increased to 5.25 to 1.00 for the fiscal quarters ending December 31, 2017, March 31, 2018 and June 30, 2018 with a reduction of 0.25 each quarter until the ratio reaches 4.00 to 1.00 in the fiscal quarter ending September 30, 2019.

On February 2, 2018, the Company entered into an amendment (the “Securitization Facility Amendment”) to its Sixth Amended and Restated Receivables Purchase Agreement, dated March 3, 2016, by and among Manitowoc Cayman Islands Funding LTD., as seller, the Company and certain of its subsidiaries, as servicers, and Wells Fargo Bank, N.A., as purchaser and as agent to incorporate the revised maximum consolidated total leverage ratio from the Amendment, described above, and to provide for certain conforming changes with the Credit Agreement.

The foregoing descriptions of the Amendment and the Securitization Facility Amendment do not purport to be complete and are qualified in their entirety by reference to the complete text of the Amendment and the Securitization Facility Amendment, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment No. 4 to Credit Agreement, dated February 2, 2018, among Welbilt, Inc., the subsidiary borrowers party thereto, JPMorgan Chase Bank, N.A., individually and as administrative agent and the other lenders party thereto.

10.2	Amendment No. 4 to Sixth Amended and Restated Receivables Purchase Agreement, dated February 2, 2018, by and among Manitowoc Cayman Islands Funding LTD., as seller, the Company and certain of its subsidiaries, as servicers, and Wells Fargo Bank, N.A., as purchaser and as agent.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 4 to Credit Agreement, dated February 2, 2018, among Welbilt, Inc., the subsidiary borrowers party thereto, JPMorgan Chase Bank, N.A., individually and as administrative agent and the other lenders party thereto.

10.2	Amendment No. 4 to Sixth Amended and Restated Receivables Purchase Agreement, dated February 2, 2018, by and among Manitowoc Cayman Islands Funding LTD., as seller, the Company and certain of its subsidiaries, as servicers, and Wells Fargo Bank, N.A., as purchaser and as agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELBILT, INC.

Date: February 7, 2018	By:	/s/ Haresh Shah
Haresh Shah Senior Vice President and Chief Financial Officer